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                                                                                                    EXHIBIT 11.01

                                                 XCELLENET, INC. AND SUBSIDIARIES

                                        Computation of Net Income Per Share of Common Stock
                                        For the Three Months Ended March 31, 1998 and 1997
                                             (amounts in thousands, except per share)

                                                                                       For the Three Months Ended
                                                                                                March 31,
                                                                                       -----------------------------
                                                                                           1998               1997
                                                                                       ------------         --------
Basic weighted average number of common shares outstanding                                   8,341             7,468

Add       - Shares of common stock assumed issued upon exercise of
         stock options using the "treasury stock" method as it
         applies to the computation of diluted net income per share                             962               884
                                                                                           ---------         ---------
Diluted weighted average shares outstanding                                                   9,303             8,352
                                                                                            ========          ========

Net income used in the computation of basic
and diluted net income per share                                                             $1,260            $1,129
                                                                                            ========          ========

Net income per share:

         Basic                                                                                $0.15             $0.15
                                                                                            ========          ========
         Diluted                                                                              $0.14             $0.14
                                                                                            ========          ========
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